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                                                                 Exhibit (e)(13)

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|AIG|      American                                                         Request for Change of Ownership
 ---         General                                                        on a Life Insurance Policy

American General Life Insurance Company
Member of American International Group, Inc.
P.O. Box 4972 o Houston, TX 77210-4972
1-800-871-4536 o Fax 713-831-6989
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IMPORTANT: Please carefully read this form and the instructions on page 2.

Policy Number: ________________________________    Insured: ______________________________________________
American General Life is requested and directed to recognize that the present owner(s) of the Policy, whose signature(s) appears below, has hereby designated:

_________________________________________________________________________________________________________,
the new owner(s), (the "Owner") of the Policy. If the Owner designated above predeceases the insured, the successor owner of the Policy shall be:

_________________________________________________________________________________________________________.
     (applicable only if the Owner is a natural person, and all designated Owners are deceased.)

During the lifetime of the Insured the Owner designated above shall have sole ownership and control of the Policy, and shall be entitled, without the consent of any other party, to assign or surrender the
Policy, to amend or modify the same with the consent of the Company, to change the beneficiary, and to exercise, receive and enjoy every right, benefit, provision or option granted under the Policy. The
Owner may transfer the ownership and control of the Policy to a new owner, but such change shall not be effective until approved by the Company at its Home Office. If an Owner predeceases the Insured without having duly appointed a successor, then the rights of such deceased Owner shall pass to the
Administrator or Executor of such deceased Owner.

This Request for Change of Ownership (the "Request") is subject to any existing assignment of record with the Company. This Request does not change the beneficiary or the mode of payment as a death claim under the Policy. Any payment which becomes due under the Policy during the lifetime of the Insured shall be made to the Owner, except that any provision which now expressly provides for payment to the
Insured as a life income or annuity shall not be available to the Owner, unless the Owner is the
Insured. This Request is made subject to the terms and conditions of the Policy, and shall not result in a change in any provision of the Policy, except as expressly provided in this Request.

AMERICAN GENERAL LIFE is hereby requested and directed to make the foregoing provisions a part of the
Policy and to reflect such provisions in the Company's records.

Signed at ____________________________________ this ______________________day of _________________________
Signature of Present Owner(s)

1. _______________________________________     _________________________________ _________________________
                   Name                        Owner's Tax I.D./Soc. Sec. Number     Telephone Number

__________________________________________________________________________________________________________
  Address                        Street                     City                 State           Zip Code


2. _______________________________________     _________________________________ _________________________
                   Name                        Owner's Tax I.D./Soc. Sec. Number     Telephone Number

__________________________________________________________________________________________________________
  Address                        Street                     City                 State           Zip Code

__________________________________________________________________________________________________________
|                                                                                                        |
| TAX IDENTIFICATION NUMBER CERTIFICATION OF NEW OWNER: Under penalties of perjury, I certify: (1) that  |
| the number shown on this form is my correct Social Security (or taxpayer identification) number; and   |
| (2) that I am not subject to backup withholding under Section 3406(a)(1)(C) of the Internal Revenue    |
| Code.                                                                                                  |
|                                                                                                        |
| The Internal Revenue Service does not require your consent to any provision of this document           |
| other than the certifications required to avoid backup withholding.                                    |
|________________________________________________________________________________________________________|

[_]  New Payor (Check box if New Owner(s) will be the payor of the policy.) Signature of New Owner(s)


1. _______________________________________     _________________________________ _________________________
                   Name                        Owner's Tax I.D./Soc. Sec. Number     Telephone Number

__________________________________________________________________________________________________________
  Address                        Street                     City                 State           Zip Code


2. _______________________________________     _________________________________ _________________________
                   Name                        Owner's Tax I.D./Soc. Sec. Number     Telephone Number

__________________________________________________________________________________________________________
  Address                        Street                     City                 State           Zip Code

This change of ownership has been approved by the Company at its Home Office.

                                                        AMERICAN GENERAL LIFE INSURANCE COMPANY

DATE OF APPROVAL: ____________________________________  BY:_______________________________________________
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                           INSTRUCTIONS FOR COMPLETING OWNERSHIP AGREEMENT

1.   The full name of the new owner should be filled in the blank space following the words, "hereby designated."
2.   A successor owner may be designated, and will be effective only if the new owner is a natural person (not a corporation, partnership or a trust), and the owner, or all designated owners (if more than one), predecease the Insured.
3.   The new owner must check the box labeled "New Payor" appearing above the new owner's signature, if the new owner will also be the new payor of the policy.
4.   If a married woman is named, her full given name should be used. For example, "Mary Doe," not
     "Mrs. John F. Doe."
5.   If a trustee is designated, the date of the trust must be stated and the request must be signed by the trustee.
6.   Typical examples of the wording to be used in some of the more common designations are set out below. In difficult cases where there is doubt as to the proper wording, the Company will prepare the form on request.
7.   If 3 or more owners are to be named, additional Change of Ownership forms will be required. All completed forms are to be returned to the Home Office.

     Insured-Owner

          "John E. Jones, the Insured."

     Single Owner other than Insured

          "Martha Jones, while living; thereafter the Insured" (or "thereafter the estate of Martha
          Jones")

     Successive owners other than the Insured

          "Thomas Jones, Father, while living; thereafter Mary Jones, Mother, while living; thereafter the Insured" (or "thereafter the estate of the last survivor.")

     Trustee Owner

          "John Doe, as Trustee of the __________________________ Trust dated January 15, ______."

     Corporation Owner

          "Beacon Oil Company, a Texas corporation of Houston, Texas, Employer" (or business associate, or creditor, etc., as the case may be.)

     Partnership Owner

          "Paramount Products Company, a partnership of Houston, Texas, Employer" (or business associate, or creditor, etc., as the case may be.)

                                   INSTRUCTIONS FOR SIGNING REQUEST

GENERAL: Complete a separate request form for each policy.

WHO MUST SIGN - PRESENT OWNERS: This request must be signed by the person or persons who under the terms of the policy have rights of ownership.

HOW TO SIGN - PRESENT OWNERS: All signatures must be in ink. If signed by: (1) a corporation, a copy of the corporate resolution authorizing the change and empowering a certain officer or officers of the corporation to act for it in changing this contract must accompany the request for change, signed by such officer or officers; (2) a partnership, the full name of the partnership should be written followed by the signatures of any partner, preferably other than the Insured; (3) an "X" mark or in foreign characters, the signature must be witnessed by two witnesses and the address of each such witness given; (4) a trust, the signature of the current trustee followed by the complete name and date of trust.

SIGNATURES OF NEW OWNERS: This request must be signed by the new Owner or Owners in the space provided and the proper address should be stated.

NOTE: If signing as a trustee, a completed Trust Affidavit and Indemnity Agreement form must accompany the request for change of ownership.

                                 INFORMATION REGARDING IRS PENALTIES

Failure to Furnish TIN - If you fail to furnish your correct TIN to a payor, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Failure to Include Certain Items on Your Tax Return - If you fail to properly include on your tax return certain items reported by the Company to the IRS, you may be subject to a 20% penalty equal to the portion of any resulting underpayment of tax, unless you can show there was reasonable cause for the underpayment and that you acted in good faith.

Civil Penalty for False Information with Respect to Withholding - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

Criminal Penalty for Falsifying Information - Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
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VUL 0013 REV1202                            Page 2 of 2